Exhibit 1.1


                         ANTHRACITE CAPITAL, INC.
                     4,000,000 Shares of Common Stock
                          UNDERWRITING AGREEMENT


                                                  February 13, 2001


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Underwriter
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

            Anthracite Capital, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. (the "Underwriter"), with respect to (i) the sale by the Company and the purchase by the Underwriter, of the numbers of shares of common stock of the Company, $.001 par value per share (the "Common Shares "), set forth in
Schedule I hereto and (ii) the grant by the Company to the Underwriter, of the option described in Section 1(b) hereof to purchase all or any part of 600,000 additional Common Shares to cover over-allotments, if any. The 4,000,000 Common Shares to be purchased by the Underwriter (the "Initial Shares") and all or any part of the 600,000 Common Shares subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares."

            The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

            The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-75473), including a base prospectus, dated September 29, 1999 (the "Base Prospectus"), relating to the Shares, under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"), and a related preliminary prospectus. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (by incorporation by reference) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act, a supplement, dated February 13, 2001, to the prospectus dated February 13, 2001 (the "Amended Base Prospectus"), relating to the Shares and the method of distribution thereof. The term "Base Prospectus" means the prospectus included in the Registration Statement and the Amended Base Prospectus; the term "Preliminary Prospectus" means any preliminary form of the Prospectus (as defined herein) specifically relating to the Shares, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 of the Securities Act Regulations; the term "Prospectus Supplement" means any prospectus supplement specifically relating to the Shares, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act; the term "Prospectus" means the Base Prospectus and the Amended Base Prospectus, including, in each case, the Prospectus Supplement.

            The Company and the Underwriter agree as follows:

            1.    Sale and Purchase:

            (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $8.35625, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company 4,000,000 Initial Shares.

            (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriter to purchase from the Company all or any part of the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than five full business days (nor earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

            2.    Payment and Delivery:

            (a) Initial Shares. The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company upon at least forty-eight hours' prior notice. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Underwriter, 1001 19th St. North, Arlington, Virginia 22209 or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 20, 2001 or on such other time and date as the Company and the Underwriter may agree upon in writing. The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the "Date of Delivery."

            (b) Option Shares. Any Option Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Underwriter in the notice given by the Underwriter to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Underwriter may agree upon in writing.

            3. Representations and Warranties of the Company: The Company represents and warrants to the Underwriter that:

            (a) each of the Company, each Subsidiary of the Company set forth on Schedule I hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") and BlackRock Financial Management, Inc. (the "Manager") has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted and as proposed to be conducted as described in the Registration Statement and Prospectus and, in the case of the Company, to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby;

            (b) the Company and the Subsidiaries are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have a material adverse effect on the assets, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and the Company and the Subsidiaries are in good standing in each jurisdiction in which they own or lease real property or maintain an office or in which the nature or conduct of their respective businesses as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to be in good standing could be reasonably expected to not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

            (c) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments;

            (d) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that could be reasonably expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the issuance, sale and delivery by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company, and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws of the Company, any of the Subsidiaries or the Manager, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, any of the Subsidiaries or the Manager is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Manager, the Company or any of the Subsidiaries, except in the case of clause (ii) for such breaches or defaults which, could be reasonably expected not to have a material adverse effect, with respect to the Company or the Subsidiary on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries or, with respect to the Manager, would not have a material adverse effect on the ability of the Manager to perform its obligations under the Management Agreement;

            (e) the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and each is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

            (f) the Manager has full legal right, power and authority to perform the Management Agreement between the Manager and the Company dated March 27, 1998, as amended on January 1, 1999 and May 5, 2000 (the "Management Agreement") and to consummate the transactions contemplated therein; the Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

            (g) the issuance and sale of the Shares to the Underwriter hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as contemplated herein, no person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; the form of certificates evidencing the Shares complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange;

            (h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement, the consummation of the transaction contemplated hereby, (ii) the performance by the Manager of the Management Agreement or the consummation of the transactions contemplated thereby, or (iii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Securities Exchange Act of 1934 as amended (the "Exchange Act"), (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter;

            (i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could reasonably be expected to not have, individually or in the aggregate, a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to be material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

            (j) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied with any request on the part of the Commission for additional information;

            (k) the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3; the Registration Statement and the Preliminary Prospectus comply, and the Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and, in each case, present, or will present, fairly the information required to be shown; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

            (l) each document incorporated by reference in the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the regulations promulgated under the Exchange Act (the "Exchange Act Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (m) the Preliminary Prospectus in paper format was and the Prospectus in paper format delivered to the Underwriter for use in connection with this offering will be identical in all material respects to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

            (n) all legal or governmental proceedings, contracts or documents that are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

            (o) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could reasonably be expected to result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;

            (p) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the entity or entities presented therein as of the dates indicated and the results of operations and changes in financial position and cash flows of the entity or entities presented therein for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus and any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement;

            (q) Deloitte & Touche, LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus or are incorporated by reference therein and any other accounting firm that has certified financial statements and delivered its reports with respect thereto, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations;

            (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, operations, business or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made with respect to any class of capital stock of the Company;

            (s) the authorized shares of Common Shares of the Company conform in all material respects to the description thereof contained in the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization"; immediately after the Closing Time, 29, 191,286 Common Shares will be issued and outstanding (subject to the Underwriter's option described in Section 1(b) hereof) and no shares of any other class of Common Shares or preferred stock will be issued and outstanding. All of the issued and outstanding shares of Common Shares of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws) none of the issued shares of Common Shares of the Company have been issued in violation of any preemptive or similar rights granted by the Company;

            (t) all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable, and 95% are owned of record and beneficially by the Company, and have been offered, sold and issued by the Subsidiaries in compliance with all applicable laws (including, but not limited to, federal and state securities laws); none of the issued shares of capital stock of the Subsidiaries have been issued in violation of any preemptive or similar rights;

            (u) except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

            (v) each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (w) the Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the National Association of Securities Dealers, Inc. (the "NASD");

            (x) the Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

            (y) any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby;

            (z) there are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

            (aa) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, the Subsidiary or the Manager, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described;

            (bb) with such exceptions as could not reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

            (cc) the Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any Subsidiary;

            (dd) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (ee) each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively; all tax liabilities are adequately provided for on the respective books of such entities;

            (ff) neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time;
(i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

            (gg) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

            (hh) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

            (ii) neither the Company nor any of the Subsidiaries have any employees;

            (jj) (i) the Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Company qualified as a REIT for all taxable years prior to 2001, and (iii) the Company's method of operation will enable it to meet the requirements for taxation as a REIT under the Code for 2001 and all subsequent taxable years, and the Company intends to qualify as a REIT for all such years;

            (kk) the Shares have been approved for listing, upon official notice of issuance, on the New York Stock Exchange;

            (ll) in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Act;

            (mm) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

            (nn) neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"); and

            (oo) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

            4. Certain Covenants of the Company: The Company hereby covenants with the Under writer:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Underwriter may designate and to maintain such qualifications in effect as long as requested by the Underwriter for the distribution of the Shares, provided that the Company shall not be required to maintain such qualification for more than 90 days from the date hereof (except that, upon the written request of the Underwriter and at the expense of the Underwriter, the Company shall maintain such qualification for an additional period, not to exceed 180 days), or to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

            (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment has become effective;

            (c) to prepare the Prospectus in a form approved by the Underwriter and file such Prospectus (or a terms sheet as permitted by Rule
434) with the Commission pursuant to Rule 424(b) within the time period prescribed by law, and to furnish promptly to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

            (d) to advise the Underwriter promptly and (if requested by the Underwriter) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

            (e) to advise the Underwriter promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

            (f) before amending or supplementing the Registration Statement or the Prospectus, or, during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, to furnish to the Underwriter a copy of each such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

            (g) to furnish to the Underwriter, for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares, (ii) as soon as practicable after the filing thereof, copies of all reports publicly filed by the Company with the Commission, the NASD, New York Stock Exchange or any securities exchange and (iii) such other publicly available information as the Underwriter may reasonably request regarding the Company and its Subsidiaries;

            (h) to advise the Underwriter promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations (i) of any material change in the Company's assets, operations, business or condition (financial or otherwise) or (ii) of the happening of any event which would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) if it is necessary at any time to amend or supplement the Prospectus to comply with any law, and, during such time, promptly to prepare and furnish, at the Company's expense, to the Underwriter copies of the proposed amendments or supplements to the Prospectus before filing any such amendment or supplement with the Commission, and thereafter promptly to furnish at the Company's own expense to the Underwriter and to dealers, copies in such quantities and at such locations as the Underwriter may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will (i) reflect such change, or (ii) not, in the light of the circumstances when it is so delivered, be misleading, or (iii) comply with the law provided that the requirements of this paragraph shall not extend beyond 90 days after the date of this Agreement (or, upon the written request of the Underwriter and at the expense of the Underwriter, for an additional 180 days);

            (i) to furnish promptly to the Underwriter a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated therein) and such number of conformed copies of the foregoing as the Underwriter may reasonably request;

            (j) to furnish to the Underwriter, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (h) above, a copy of any document proposed to be filed with the Commission pursuant to
Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in a manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

            (k) to apply the net proceeds of the sale of the Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

            (l) to make generally available to its security holders and to deliver to the Underwriter as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning on the effective date of the Registration Statement;

            (m) to use its best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange;

            (n) to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of the Underwriter, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an options outstanding on the date hereof or upon the exercise of options pursuant to the management option plan that became effective on March 23, 1998, or pursuant to a dividend reinvestment plan;

            (o) the Company shall not, and shall use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which could be reasonably likely to cause or result in, or which could be reasonably likely to in the future to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares other than pursuant to this Agreement or
(iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

            (p) the Company will maintain, at the Company's expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares;

            (q) the Company will use its best efforts to continue to qualify as a REIT under the Code;

            (r) the Company will comply with all of the provisions of any undertakings in the Registration Statement;

            (s) the Company and the Subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an "investment company" or an entity subject to regulation as an investment company within the meaning of the 1940 Act;

            (t) if at any time during the 25-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Underwriter's reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Underwriter advising the Company to the effect set forth above, to forthwith prepare, consult with the Underwriter concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriter, responding to or commenting on such rumor, publication or event; and

            (u) to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            5. Payment of Expenses

            (a) The Company agrees to pay all costs and expenses incident to the performance of the Company's obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including, but not limited to, all fees and expenses of and filing with the Commission, the New York Stock Exchange and the NASD; all Blue Sky fees and expenses (in the United States and Canada), including filing fees and reasonable legal fees and disbursements of the Underwriter's Blue Sky counsel (for United States and Canadian Blue Sky), fees and disbursements of counsel and accountants for the Company, all reasonable due diligence expenses of the Underwriter and its counsel and printing costs, including costs of printing the prospectus, and any amendments thereto; all underwriting documents, Blue Sky Memoranda, and a reasonable quantity of prospectuses requested by the Underwriter, and the Company's road show costs and expenses.

            (b) If this Agreement shall be terminated by the Underwriter, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (such as printing, facsimile, courier service, accommodations, travel and the reasonable fees and disbursements of Underwriter's counsel) reasonably incurred by the Underwriter in connection with this Agreement or the transactions contemplated herein.

            6. Conditions of the Underwriter's Obligations: The obligations of the Underwriter hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, (ii) the performance by the Company of its obligations hereunder in all material respects, and (iii) the following further conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriter.

            (b) The Company shall furnish to the Underwriter at the Closing Time and on each Date of Delivery an opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Company, addressed to the Underwriter and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to the Underwriter. In rendering their opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to matters of Maryland law upon the opinion of Miles & Stockbridge, P.C., ("Miles & Stockbridge"). In addition, Skadden, Arps, Slate, Meagher & Flom, LLP shall state that they have participated in conferences with officers and other Underwriter of the Company, independent public accountants of the Company and Underwriter at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, nothing has caused them to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

            (c) The Company shall furnish to the Underwriter at the Closing Time and on each Date of Delivery an opinion of Miles & Stockbridge, special counsel for the Company, addressed to the Underwriter and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to the Underwriter, covering matters of Maryland law.

            (d) The Underwriter shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Underwriter and in form and substance satisfactory to the Underwriter.

            (e) The Underwriter shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams, dated the Closing Time or such Date of Delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter.

            (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriter shall have objected in writing.

            (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no order directed at any document incorporated by reference therein and no order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, results of operations, business, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business) or that makes it, in the judgment of the Underwriter, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, or (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries.

            (i) At the Closing Time, the NASD shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (j) At the Closing Time, the Shares shall have been approved for listing on the New York Stock Exchange.

            (k) The Underwriter shall have received letters (each, a "Lock-up Agreement") from each person listed on Schedule II hereto, in form and substance satisfactory to the Underwriter, confirming that for a period of 90 days after the Closing Time, such persons will not directly or indirectly (i) offer, pledge to secure any obligation due on or within 90 days after the Closing Time, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, directly or indirectly, any Common Shares (other than by participating as selling stockholders in a registered offering of Common Shares offered by the Company with the consent of the Underwriter) or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., which consent may be withheld in its sole discretion.

            (l) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriter a certificate of two principal executive officers, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct and the conditions set forth in this
Section 6 have been met, in each case, as of such date.

            (m) The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriter may reasonably request.

            (n) The Manager shall have furnished the Underwriter such documents and certificates as of the Closing Time or any Date of Delivery as the Underwriter may reasonably request, including the letter agreement attached as Schedule III hereto (the "Manager's Representation Letter") and the accuracy of the representations and warranties in the Manager's Representation Letter as of the date hereof, the Closing Time and on each Date so Delivery;

            (o) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by such Rule.

            (p) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

            The obligations of the Underwriter to purchase Option Shares hereunder are subject to the delivery to the Underwriter on the Date if Delivery of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

            7. Termination: The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Time or any Date of Delivery,
(i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Underwriter has a material adverse affect or will have a material adverse affect on the assets, operations, business or condition (financial or otherwise) of the Company, (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Underwriter has a material adverse effect on the securities markets in the United States, and (viii) in the case of any of the events specified in clauses (i) through (vii), such event, singly or together with any other such events, makes it, in the judgment of the Underwriter, impracticable to market or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

            If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriter shall be notified promptly by telephone, promptly confirmed by facsimile. If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

            8.    [Reserved].

            9. Indemnity and Contribution by the Company and the
Underwriter:

            (a) The Company agrees to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter through the Underwriter to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling the Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Underwriter and furnished to the Underwriter prior to the Closing Time corrected any such alleged untrue statement or omission and if the Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(a) of this Agreement.

            If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, the Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and which counsel to the Underwriter believes may present a conflict for counsel representing the Company and the Underwriter (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

            (b) The Underwriter agrees, to indemnify, defend and hold harmless the Company, the Subsidiaries, their trustees and directors, the officers that signed the Registration Statement and any person who controls the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the second paragraph, including the table and the fourth paragraph under the caption "Underwriting", the information regarding "Stabilizing" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of Section 3(l) and this Section 9.

            If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter, on behalf of the Underwriter, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel or such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Underwriter shall not be liable for any settlement of any such claim or action effected without the written consent of the Underwriter.

            (c) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

            (d) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the total price at which the securities underwritten by the Underwriter exceeds the amount of damages that it has been required to pay be reason of such untrue or alleged untrue statement, or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            10. Survival: The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Subsidiaries contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Subsidiaries, their directors and officers or any person who controls the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

            11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 345 Park Avenue, 29th Floor, New York, New York 10154, Attention: Robert Friedberg.

            12. Governing Law; Consent to Jurisdiction; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES; provided that Sections 5-1401 and 5-1402 of the New York General Obligations Law shall apply to this Agreement. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            13. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

            14. Counterparts and Facsimile Signatures: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.


            If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriter.
Very truly yours,


                                    ANTHRACITE CAPITAL, INC.


                                    /s/ Richard M. Shea
                                    -----------------------------------
                                    Title:  Chief Operating Officer and
                                            Chief Financial Officer



Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:  Friedman, Billings, Ramsey & Co., Inc.



/s/ James R. Kleeblatt
-------------------------
James R. Kleeblatt
Managing Director






                                 Schedule I
                        Subsidiaries of the Company


Anthracite Funding, LLC

Anthracite Funding ML, LLC






                                Schedule II

     Persons From Whom the Underwriter Has Received Lock-Up Agreements

Officers of the Company Titles

Hugh Frater             President and Chief Executive Officer
Richard Shea            Chief Operating Officer, Chief Financial Officer, and
                        Treasurer
Chris Milner            Vice President and Chief Investment Officer
Mark Warner             Vice President
Dan Sefcik              Vice President
Alex Zabik              Vice President
Robert Friedberg        Vice President and Secretary

Directors of the Company

David M. Applegate
Donald G. Drapkin
Laurence D. Fink
Hugh R. Frater
Carl F. Geuther
Jeffrey C. Keil
Leon T. Kendall
Andrew P. Rifkin
Kendrick R. Wilson, III






                                Schedule III


                                             February 20, 2001


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

            In connection with that certain Underwriting Agreement, dated February 13, 2001, (the "Underwriting Agreement") by and between Anthracite Capital, Inc. (the "Company") and Friedman, Billings, Ramsey & Co., Inc., as underwriter (the "Underwriter"), and for good and valuable consideration, the sufficiency of which is hereby acknowledged, we represent and warrant the following:

            1. BlackRock Financial Management, Inc. (the "Manager") has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation and is in good standing under the laws of the state of New York, with all requisite corporate power and authority to (i) own, lease and operate its respective properties and to conduct its business as now conducted and as proposed to be conducted, as described in the Registration Statement and Prospectus, and (ii) to perform its obligations under the Investment Advisory Agreement between the Company and the Manager, as amended (the "Management Agreement").

            2. The Manager is duly qualified or registered to transact business in each jurisdiction in which it conduct its business as now conducted and as proposed to be conducted, as described in the Registration Statement and the Prospectus, and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have a material adverse effect on the Manager's ability to perform its obligations under the Management Agreement, and the Manager is in good standing in each jurisdiction in which it owns or leases real property or maintains an office or in which the nature or conduct of its respective business as now conducted or as proposed to be conducted, as described in the Registration Statement and the Prospectus, requires such qualification, except where the failure to be in good standing could be reasonably expected not to have a material adverse effect on the Manager's ability to perform its obligations under the Management Agreement.

            3. The Manager is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments.

            4. The Manager is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its Articles of Incorporation, as amended or Bylaws, as amended, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its respective properties is bound, except for such breaches or defaults that could be reasonably expected not to have a material adverse effect on the Manager's ability to perform its obligations under the Management Agreement.

            5. The execution and delivery of the Management Agreement did not, and the performance of the Management Agreement, and consummation of the transactions contemplated therein has not and will not conflict with, or result in any breach of, or constitute a default under; or result in the creation or imposition of a lien, charge or encumbrance upon any property or assets of the Manager pursuant to any material agreement, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which the Manager may be bound, or to which any properties of the Manager is subject, except for such conflicts, breaches or defaults, liens, charges or encumbrances that would not reasonably be expected to have a material adverse effect on the Manager's ability to perform its obligations under the Management Agreement, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws, of the Manager, or any applicable law or any judgment, order, writ or decree of any government, governmental instrumentality or court having jurisdiction over the Manager or any of their respective properties, assets or operations.

            6. The Manager had the full legal right, power and authority to enter into, and the Manager has full legal right, power and authority to perform its obligations under the Management Agreement and to consummate the transactions contemplated therein; the Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity.

            7. No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency was required in connection with the execution and delivery or is required in connection with the performance by the Manager of the Management Agreement or the consummation of the transactions contemplated thereby, other than such as have been obtained, or will have been obtained at the Closing Time.

            8. The Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct its business as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could reasonably be expected not to have, individually or in the aggregate, a material adverse effect on the Manager's ability to enter into or perform its obligations under the Management Agreement; the Manager is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Manager, the effect of which could reasonably be expected to be material and adverse to the Manager's ability to perform its obligations under the Management Agreement; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus.

            9. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Manager on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.

            10. The Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact with respect to the Manager, or omit to state a material fact with respect to the statements concerning the Manager contained in the last two sentences of the first paragraph and the second paragraph under the caption heading "Anthracite Capital, Inc. and the Manager" in the Prospectus Supplement and statements concerning the Manager contained in the last two sentences of the first paragraph and the second and third paragraphs under the caption heading "Anthracite Capital, Inc. and the Manager" in the Prospectus ("Covered Information") required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact with respect to any Covered Information or omit to state a material fact with respect to any Covered Information required to be stated therein or necessary to make the statements with respect to any Covered Information therein, in the light of the circumstances under which they were made, not misleading.

            11. There are no actions, suits, proceedings, inquiries or investigations pending or, to the Manager's knowledge, threatened against the Manager or any of its respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbital panel or agency that could reasonably be expected to result in a judgment, decree, award or order having a material adverse effect on the Manager's ability to perform its obligations under the Management Agreement.

            12. The Manager is an investment adviser, registered under the Investment Advisers Act of 1940, as amended.

            13. The Manager has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

            The Manager hereby agrees to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact with respect to any Covered Information contained in a Prospectus (the term Prospectus for the purpose of this indemnification provision being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), which in each case relate to the Registration Statement, or arises out of or is based upon any omission or alleged omission to state a material fact with respect to any Covered Information necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Manager pursuant to the preceding paragraph, such party (the "Indemnified Party") shall promptly notify the Manager in writing of the institution of such action and the Manager shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Manager will not relieve the Manager of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such action or the Manager shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Manager and which counsel to the Indemnified Party believes may present a conflict for counsel representing the Manager and the Underwriter (in which case the Manager shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate firm of attorneys for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Manager shall not be liable for any settlement of any such claim or action effected without its written consent.

            If the indemnification provided for above is unavailable to an Indemnified Party in respect of any losses, expenses, liabilities, damages or claims referred to therein, then the Manager, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims in such proportion as is appropriate to reflect the relative fault of the Manager on the one hand and, if any, the fault of the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The Manager agrees that it would not be just and equitable if contribution hereunder were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

            The indemnity and contribution agreements contained herein and the warranties and representations of the Manager made herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

            THIS REPRESENTATION LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES; provided that Sections 5-1401 and 5-1402 of the New York General Obligations Law shall apply to this Representation Letter. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Representation Letter, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.


            Capitalized terms used but not otherwise defined shall have the meanings given them in the Underwriting Agreement.


                                 BLACKROCK FINANCIAL MANAGEMENT, INC.


                                 By:
                                    ---------------------------------
                                    Name:  Richard M. Shea
                                    Title: Managing Director


Accepted and agreed to as of the
date first written above:


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



-------------------------------------
James R. Kleeblatt
Managing Director